SCHEDULE I
                                     TO THE
                              CUSTODIAN AGREEMENT
                                 BY AND BETWEEN

                      THE ADVISORS' INNER CIRCLE FUND III
                                      AND
                                UNION BANK, N.A.

                               DATE: JUNE 1, 2014


NAMES OF FUNDS

NORTHPOINT MICRO CAP EQUITY FUND
NORTHPOINT SMALL CAP GROWTH FUND
NORTHPOINT SMALL CAP VALUE FUND
NORTHPOINT LARGE CAP VALUE FUND

ROTHSCHILD LARCH LANE ALTERNATIVES FUND






By: The Advisors' Inner Circle Fund III        By: Union Bank, N.A., "Custodian"

/s/ Dianne Descoteaux                          /s/ Brian Swanson
---------------------                          --------------------
Authorized Signature                           Authorized Signature


Dianne Descoteaux, VP & Secretary              Brian Swanson, Vice President
---------------------------------              -----------------------------
Name & Title                                   Name & Title

6/3/14                                         7/23/14
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Date                                           Date